EXHIBIT 99.1

601 Poydras St., Suite 2400 New Orleans, LA 70130 NYSE: SPN (504) 587-7374 Fax: (504) 362-1818
FOR FURTHER INFORMATION CONTACT:
Terence Hall, CEO; Robert Taylor, CFO;
Greg Rosenstein, VP of Investor Relations, (504) 587-7374
Superior Energy Services, Inc. Announces Results of Annual Meeting
HARVEY, La., May 27, 2009 — Superior Energy Services, Inc. (the “Company”) today announced the results of its 2009 Annual Meeting of Stockholders held on May 22, 2009 in New Orleans, Louisiana. At the meeting, the stockholders elected Harold J. Bouillion, Enoch L. Dawkins, James M. Funk, Terence E. Hall, Ernest E. “Wyn” Howard, III and Justin L. Sullivan to serve as directors until the 2010 Annual Meeting of Stockholders. Also, the Company’s Board of Directors, at the recommendation of its Nominating and Corporate Governance Committee, approved the election of Mr. Dawkins to serve as lead director of the Board until the next Annual Meeting.
In addition to electing directors, the stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
Further, the stockholders approved the 2009 Stock Incentive Plan.
Superior Energy Services, Inc. serves the drilling and production needs of oil and gas companies worldwide through its brand name rental tools and its integrated well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. Offshore projects are delivered by the Company’s fleet of modern marine assets.